Exhibit 10.1

FORM OF

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GADSDEN GROWTH PROPERTIES, L.P.

Dated as of [DATE], 2017

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
GADSDEN GROWTH PROPERTIES, L.P.

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EXHIBITS

EXHIBIT A — FORM OF PARTNER REGISTRY

EXHIBIT B — CAPITAL ACCOUNT MAINTENANCE

EXHIBIT C — SPECIAL ALLOCATION RULES

EXHIBIT D — NOTICE OF EXCHANGE

EXHIBIT E — FORM OF DRO REGISTRY

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AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GADSDEN GROWTH PROPERTIES, L.P.

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of [        ], 2017, is entered into by and among Gadsden Growth Properties, Inc., a Maryland corporation, as the General Partner, and the Persons whose names are set forth on the Partner Registry (as hereinafter defined) as Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, the General Partner and the Organizational Limited Partner entered into an Agreement of Limited Partnership with Gadsden Growth Properties, L.P., dated as of September 6, 2016, pursuant to which the Partnership was formed (the “Original Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety and agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:

ARTICLE I
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 and who is shown as a Limited Partner on the Partnership Registry.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Fiscal Year: (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Fiscal Year.

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“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate DRO Amount” means the aggregate balances of the DRO Amounts, if any, of all DRO Partners, if any, as determined on the date in question.

“Agreed Value” means (i) in the case of any Contributed Property, the Section 704(c) Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.

“Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

“Articles of Association” means the Articles of Association relating to the General Partner filed in the State of Maryland, as amended or restated from time to time.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made:

(a)	all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution, unless otherwise determined by the General Partner in its sole and absolute discretion) plus the amount of any reduction in reserves of the Partnership (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary), which reserves are referred to in clause (b)(iv) below;

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(b)	less the sum of the following (except to the extent made with the proceeds of any Capital Contribution, unless otherwise determined by the General Partner in its sole and absolute discretion):

(i)	all interest, principal and other debt payments made during such period by the Partnership,

(ii)	all cash expenditures (including capital expenditures) made by the Partnership during such period,

(iii)	investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and

(iv)	the amount of any increase in reserves (of any kind or nature) established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion (including any reserves that may be necessary or appropriate to account for distributions required with respect to Partnership Interests having a preference over other classes of Partnership Interests).

Notwithstanding the foregoing, after commencement of the dissolution and liquidation of the Partnership, Available Cash shall not include any cash received or reductions in reserves and shall not take into account any disbursements made or reserves established.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, NY are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit B. The initial Capital Account balance for each Partner who is a Partner on the date hereof shall be the amount set forth opposite such Partner’s name on the Partner Registry.

“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the Section 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners’ Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

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“Certificate of Limited Partnership” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

“Class A” has the meaning set forth in Section 5.1.C.

“Class A Share” has the meaning set forth in Section 5.1.C.

“Class A Unit” means any Partnership Unit that is not specifically designated by the General Partner as being of another specified class of Partnership Units.

“Class B” has the meaning set forth in Section 5.1.C.

“Class B Share” has the meaning set forth in Section 5.1.C.

“Class B Unit” means a Partnership Unit that is specifically designated by the General Partner as being a Class B Unit.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Consent” means the consent or approval of a proposed action by a Partner given in accordance with Article XIV.

“Consent of the Outside Limited Partners” means the Consent of Limited Partners (excluding for this purpose (i) any Limited Partnership Interests held by the General Partner or the General Partner Entity, (ii) any Person of which the General Partner or the General Partner Entity directly or indirectly owns or controls more than fifty percent (50%) of the voting interests and (iii) any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the General Partner or the General Partner Entity) holding Partnership Interests representing more than fifty percent (50%) of the Percentage Interest of the Class B Units of all Limited Partners who are not excluded for the purposes hereof.

“Contributed Property” means each property or other asset contributed to the Partnership, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.

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“Conversion Factor” means 1.0; provided that, in the event that:

(i) the General Partner Entity (a) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (b) subdivides its outstanding Shares or (c) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the Partnership Record Date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the Partnership Record Date for such dividend, distribution, subdivision or combination;

(ii) an entity shall cease to be the General Partner Entity (the “Predecessor Entity”) and another entity shall become the General Partner Entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one Share of the Predecessor Entity, determined as of the date when the Successor Entity becomes the General Partner Entity, and the denominator of which is the Value of one Share of the Successor Entity, determined as of that same date. For purposes of the preceding sentence, if any shareholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the General Partner Entity, the numerator in the fraction described above for determining the adjustment to the Conversion Factor shall be the sum of the cash and the fair market value (as determined in good faith by the General Partner) of any securities and other consideration that the holder of one Share in the Predecessor Entity is entitled to receive in such transaction.

Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units and (y) if a Specified Exchange Date shall fall between the applicable record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such exchange shall be adjusted to take into account such event.

“Convertible Funding Debt” has the meaning set forth in Section 7.5.F.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

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“Depreciation” means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner. Depreciation shall be equal to or greater than zero.

“Distribution Period” has the meaning set forth in Section 5.1.C.

“DRO Amount” means the amount specified in the DRO Registry with respect to any DRO Partner, as such DRO Registry may be amended from time to time.

“DRO Partner” means a Partner who has agreed in writing to be a DRO Partner and has agreed and is obligated to make certain contributions, not in excess of such DRO Partner’s DRO Amount, to the Partnership with respect to any deficit balance in such Partner’s Capital Account upon the occurrence of certain events. A DRO Partner who is obligated to make any such contribution only upon liquidation of the Partnership shall be designated in the DRO Registry as a Part I DRO Partner and a DRO Partner who is obligated to make any such contribution to the Partnership either upon liquidation of the Partnership or upon liquidation of such DRO Partner’s Partnership Interest shall be designated in the DRO Registry as a Part II DRO Partner.

“DRO Registry” means the DRO Registry maintained by the General Partner in the books and records of the Partnership containing substantially the same information as would be necessary to complete the Form of DRO Registry attached hereto as Exhibit E.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Amount” means Shares Amount, as determined by the General Partner, in its sole and absolute discretion

“Exchange Right” has the meaning set forth in Section 8.6.A.

“Exchanging Partner” has the meaning set forth in Section 8.6.A.

“Fiscal Year” means the fiscal year of the Partnership, which shall be the calendar year as provided in Section 9.2.

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“Funding Debt” means the incurrence of any Debt for the purpose of providing funds to the Partnership by or on behalf of the General Partner Entity, or any wholly owned subsidiary of either the General Partner or the General Partner Entity.

“General Partner” means the Person that is identified as such in the preamble to this Agreement, or its successor or permitted assignee, as general partner of the Partnership.

“General Partner Entity” means the General Partner; provided, however, that if (i) the common shares of beneficial interest (or other comparable equity interests) of the General Partner are at any time not Publicly Traded and (ii) the common shares of beneficial interest (or other comparable equity interests) of an entity that owns, directly or indirectly, fifty percent (50%) or more of the common shares of beneficial interest (or other comparable equity interests) of the General Partner are Publicly Traded, the term “General Partner Entity” shall refer to such entity whose common shares of beneficial interest (or other comparable equity securities) are Publicly Traded, it being acknowledged for avoidance of doubt that the term “General Partner Entity shall mean the Person that is the General Partner as of the date of this Agreement and at any time that both of the requirements set forth in clauses (i) and (ii) above are not satisfied.

“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partnership Interest may be expressed as a number of Partnership Units.

“General Partner Payment” has the meaning set forth in Section 15.14 hereof.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse, parents, descendants, nephews, nieces, brothers, and sisters.

“Incapacity” or “Incapacitated” means, (i) as to any individual who is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership, (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

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“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner or the General Partner Entity, (B) a Limited Partner, or (C) a trustee, director or officer of the Partnership, the General Partner or the General Partner Entity and (ii) such other Persons (including Affiliates of the General Partner or the General Partner Entity, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Limited Partner” means any Person named as a Limited Partner in the Partner Registry or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidator” has the meaning set forth in Section 13.2.A.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

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“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under any Share Option Plan, or (ii) any Debt issued by the General Partner Entity that provides any of the rights described in clause (i).

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Exchange” means a Notice of Exchange substantially in the form of Exhibit D.

“Organizational Limited Partner” means the Person that was the initial Limited Partner of the Partnership.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partner Registry” means the Partner Registry maintained by the General Partner in the books and records of the Partnership, which contains substantially the same information as would be necessary to complete the form of the Partner Registry attached hereto as Exhibit A.

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“Partnership” means the limited partnership formed under the Act upon the terms and conditions set forth in the Original Agreement and continued pursuant to this Agreement, or any successor to such limited partnership.

“Partnership Interest” means a Limited Partnership Interest or a General Partnership Interest and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner either (i) for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner Entity for a distribution to its shareholders of some or all of its portion of such distribution, or (ii) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section 14.2 hereof.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2, and includes Class A Units, Class B Units, and any other classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in the Partner Registry.

“Percentage Interest” means, as to a Partner holding a class of Partnership Interests, its interest in such class, determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding. For purposes of determining the Percentage Interest of the Class A Units or Class B Units at any time when there are Units of the other class outstanding, all Units shall be treated as the Units of such class so the Percentage Interest is computed on an aggregate basis.

“Person” means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Predecessor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market or the OTCQB, or any successor to any of the foregoing.

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“Qualified Assets” means any of the following assets: (i) Interests, rights, options, warrants or convertible or exchangeable securities of the Partnership; (ii) Debt issued by the Partnership or any Subsidiary thereof in connection with the incurrence of Funding Debt; (iii) equity interests in Qualified REIT Subsidiaries and limited liability companies whose assets consist solely of Qualified Assets; (iv) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Partnership; (v) cash held for payment of administrative expenses or pending distribution to security holders of the General Partner Entity or any wholly owned Subsidiary thereof or pending contribution to the Partnership; and (vi) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Partnership and its Subsidiaries.

“Qualified REIT Subsidiary” means any Subsidiary of the General Partner that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized either as ordinary income or as “unrecaptured Section 1250 gain” (as defined in Section 1(h)(6) of the Code) because it represents the recapture of depreciation deductions previously taken with respect to such property or asset.

“Recourse Liabilities” means the amount of liabilities owed by the Partnership (other than Nonrecourse Liabilities and liabilities to which Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means an entity that qualifies as a real estate investment trust under the Code.

“REIT Requirements” has the meaning set forth in Section 5.1.A.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

“Safe Harbor” has the meaning set forth in Section 11.6.F.

“Securities Act” means the Securities Act of 1933, as amended.

“Section 704(c) Value” of any Contributed Property means the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as they may adopt; provided, however, subject to Exhibit B, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the Section 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market values.

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“Share” means a share of beneficial interest (or other comparable equity interest) of the General Partner Entity. Shares may be issued in one or more classes or series in accordance with the terms of the Articles of Association (or, if the General Partner is not the General Partner Entity, the organizational documents of the General Partner Entity). If there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that corresponds to the class or series of Partnership Interests for which the reference to Shares is made. When used with reference to Class A Units, the term “Shares” refers to common shares of beneficial interest (or other comparable equity interest) of the General Partner Entity.

“Share Option Plan” means any equity incentive plan of the General Partner, the General Partner Entity, the Partnership and/or any Affiliate of the Partnership.

“Shares Amount” means a number of Shares equal to the product of the number of Partnership Units offered for exchange by a Exchanging Partner times the Conversion Factor; provided that, if the General Partner Entity issues to holders of Shares securities, rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the “rights”), then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive unless the Partnership issues corresponding rights to holders of Partnership Units.

“Specified Exchange Date” means the date that is the last day of the calendar month following receipt by the General Partner of a Notice of Exchange or such shorter period as the General Partner, in its sole and absolute discretion may determine; provided, that, if the Shares are not Publicly Traded, the Specified Exchange Date means the thirtieth Business Day after receipt by the General Partner of a Notice of Exchange.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 and who is shown as a Limited Partner in the Partner Registry.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

“Termination Transaction” has the meaning set forth in Section 11.2.B.

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“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Exchange or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to one Share of a class of outstanding Shares of the General Partner Entity that are Publicly Traded, the average of the daily market price for the ten consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Shares of the General Partner Entity are Publicly Traded and the Shares Amount includes, in addition to the Shares, rights or interests that a holder of Shares has received or would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Shares of the General Partner Entity are not Publicly Traded, the Value of the Shares Amount per Partnership Unit offered for exchange (which will be the amount per Partnership Unit offered for exchange payable pursuant to Section 8.6.A) means the amount that a holder of one Partnership Unit would receive if each of the assets of the Partnership were to be sold for its fair market value on the Specified Exchange Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such Value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership’s minority interest in any property or any illiquidity of the Partnership’s interest in any property).

ARTICLE II
ORGANIZATIONAL MATTERS

Section 2.1. Organization

A. Organization, Status and Rights. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Original Agreement, as amended by this Agreement. The Partners hereby confirm and agree to their status as Partners of the Partnership and to continue the business of the Partnership on the terms set forth in this Agreement. Immediately after the admission of an additional Limited Partner, the Organizational Limited Partner is withdrawing from the Partnership and relinquishing any and all rights or interest he may have in the Partnership, and the Partnership is being continued without dissolution. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

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B. Qualification of Partnership. The Partners (i) agree that if the laws of any jurisdiction in which the Partnership transacts business so require, the appropriate officers or other authorized representatives of the Partnership shall file, or shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the Partnership to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Limited Partnership as may be required, either by the Act, by the laws of any jurisdiction in which the Partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Partnership as a limited partnership under the Act.

C. Representations. Each Partner represents and warrants that such Partner is duly authorized to execute, deliver and perform its obligations under this Agreement and that the Person, if any, executing this Agreement on behalf of such Partner is duly authorized to do so and that this Agreement is binding on and enforceable against such Partner in accordance with its terms.

Section 2.2. Name

The name of the Partnership is GADSDEN GROWTH PROPERTIES, L.P. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of any of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3. Registered Office And Agent; Principal Office

The address of the registered office of the Partnership in the State of Delaware shall be located at the address specified in the Certificate of Limited Partnership, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be the Person specified in the Certificate of Limited Partnership. The principal office of the Partnership shall be 15150 N. Hayden Road, Suite 225, Scottsdale, Arizona 85260, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

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Section 2.4. Term

The term of the Partnership commenced on the date that the Certificate of Limited Partnership was duly filed, and shall continue until dissolved pursuant to the provisions of Article XIII or as otherwise provided by law.

ARTICLE III
PURPOSE

Section 3.1. Purpose And Business

The purpose and nature of the business to be conducted by the Partnership is: (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing; provided, however, that any business shall be limited to and conducted in such a manner as to permit the General Partner and, if different, the General Partner Entity at all times to be classified as a REIT, unless the General Partner or General Partner Entity, as applicable, in its sole and absolute discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or reasons whether or not related to the business conducted by the Partnership. In connection with the foregoing, and without limiting the General Partner or the General Partner Entity’s right, in its sole and absolute self discretion, to cease qualifying as a REIT, the Partners acknowledge that the status of the General Partner Entity as a REIT inures to the benefit of all the Partners and not solely to the General Partner, the General Partner Entity or their Affiliates.

Section 3.2. Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or shall refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner Entity to continue to qualify as a REIT or (ii) could violate any law or regulation of any governmental body or agency having jurisdiction over either the General Partner or the General Partner Entity or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

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ARTICLE IV
CAPITAL CONTRIBUTIONS AND ISSUANCES OF PARTNERSHIP INTERESTS

Section 4.1. Capital Contributions Of The Partners

On or prior to the execution of this Agreement, the Partners have made the Capital Contributions as set forth in the Partner Registry. On the date hereof, the Partners own Partnership Units in the amounts set forth in the Partner Registry and have Percentage Interests in the Partnership as set forth in the Partner Registry. The number of Partnership Units and Percentage Interest shall be adjusted in the Partner Registry from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s Percentage Interest occurring after the date hereof in accordance with the terms of this Agreement. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership or any of its Subsidiaries, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership or any Subsidiary shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in the Partner Registry. One thousand (1,000) Partnership Units shall be deemed to be the General Partner’s Partnership Units and shall be the General Partnership Interest of the General Partner. All other Partnership Units held by the General Partner shall be deemed to be Limited Partnership Interests and shall be held by the General Partner in its capacity as a Limited Partner in the Partnership or by Limited Partners that have been duly admitted as such in the Partnership. Except as provided in Sections 7.5, 10.5, and 13.3 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). Except as otherwise set forth in Section 13.3 hereof, no Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

Section 4.2. Issuances Of Partnership Interests

A. General. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership or any of its Subsidiaries) Partnership Units or other Partnership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of Partnership Interests, all as shall be determined, subject to applicable Delaware law, by the General Partner in its sole and absolute discretion, including, without limitation: (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (iv) the rights, if any, of each such class to vote on matters that require the vote or Consent of the Limited Partners; and (v) the consideration, if any, to be received by the Partnership; provided, that no such Partnership Units or other Partnership Interests shall be issued to the General Partner unless the Partnership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the General Partner having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Partnership Interests issued to the General Partner in accordance with this Section 4.2.A If the Partnership issues Partnership Interests pursuant to this Section 4.2.A, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, Section 6.2 and Section 8.6) as it deems necessary to reflect the issuance of such Partnership Interests, which shall be conclusively evidenced by the General Partner making such revisions. The designation of any newly issued class or series of Partnership Interests may provide a formula for treating such Partnership Interests solely for purposes of voting on or consenting to any matter that requires the vote or Consent of the Limited Partners as set forth in one or more of Sections 7.5.A, 7.11.A, 7.11.B, 11.2.B, 13.1(i), 13.1(iii), 14.1.A, 14.1.C, 14.2.A, and 14.2.B of this Agreement as the equivalent of a specified number (including any fraction thereof) of Class A Units.

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B. Classes of Partnership Units. From and after the date of the Agreement, the Partnership shall have two classes of Partnership Units entitled “Class A Units” and “Class B Units” and such additional classes of Partnership Units as may be created by the General Partner pursuant to Section 4.2.A. Class A Units, Class B Units, or a class of Partnership Interests created pursuant to Section 4.2.A, at the election of the General Partner, in its sole and absolute discretion, may be issued to newly admitted Partners in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or other assets or consideration; provided, that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Class A Unit.

C. Intention of Units Being Equivalent to Shares. Except as determined by the General Partner in its sole and absolute discretion as not being consistent with economic interests of the Partners, it is generally intended that each Partnership Unit shall be equivalent in value to the Shares Amount with respect to the Unit and the definition of Conversion Factor is intended to achieve such result. If at any time the application of the Conversion Factor would work an unfair or unintended result taking into account this intention, then the General Partner shall have the authority to revise the definition of Conversion Factor so as to give effect to the intention of the Partners.

Section 4.3. No Preemptive Rights

Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to: (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

Section 4.4. Other Contribution Provisions

A. General. If any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had made a Capital Contribution of such cash to the capital of the Partnership.

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B. Mergers. To the extent the Partnership acquires any property (or an indirect interest therein) by the merger of any other Person into the Partnership or with or into a Subsidiary of the Partnership in a triangular merger, Persons who receive Partnership Interests in exchange for their interest in the Person merging into the Partnership or with or into a Subsidiary of the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement (or if not so provided, as determined by the General Partner in its sole and absolute discretion) and as set forth in the Partner Registry.

Section 4.5. No Interest On Capital

No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.

ARTICLE V
DISTRIBUTIONS

Section 5.1. Requirement And Characterization Of Distributions

A. General. The General Partner shall distribute at least quarterly an amount equal to one hundred percent (100%) of the Available Cash of the Partnership with respect to such quarter or shorter period to the Partners in accordance with the terms established for the class or classes of Partnership Interests held by such Partners who are Partners on the respective Partnership Record Date with respect to such quarter or shorter period as provided in Sections 5.1.B, 5.1.C and 5.1.D and in accordance with the respective terms established for each class of Partnership Interest. Notwithstanding any provision of this Agreement to the contrary, in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution with respect to a Share for which such Partnership Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein, or in the terms established for a new class or series of Partnership Interests created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall make such commercially reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner Entity as a REIT, to distribute Available Cash: (a) to Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided, that, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated; and (b) to the General Partner in an amount sufficient to enable the General Partner Entity to make distributions to its shareholders that will enable the General Partner Entity to: (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the “REIT Requirements”); and (2) avoid any federal income or excise tax liability.

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B. Method. (i) Each holder of Partnership Interests that is entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date); and

(ii) To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i), with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date).

C. Distributions When Class B Units Are Outstanding. If for any quarter or shorter period with respect to which a distribution is to be made (a “Distribution Period”) Class B Units are outstanding on the Partnership Record Date for such Distribution Period, the General Partner shall allocate the Available Cash with respect to such Distribution Period available for distribution with respect to the Class A Units and Class B Units collectively between the Partners who are holders of Class A Units (“Class A”) and the Partners who are holders of Class B Units (“Class B”), pro rata, in accordance with the Percentage Interests (determined in the aggregate) as of the applicable Record Date.

D. The Class A Share shall be distributed pro rata among the Partners holding Class A Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class A Units held by each Partner on such Partnership Record Date. In no event shall any Class A Units be entitled to receive any distribution of Available Cash for any Distribution Period ending prior to the date on which such Class A Units are issued. If Class B Shares were issued and are outstanding, the Class B Share shall be distributed pro rata among Partners holding Class B Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class B Units held by each Partner on such Partnership Record Date; provided, that in no event may a Partner receive a distribution of Available Cash with respect to a Class B Unit if a Partner is entitled to receive a distribution with respect to a Share for which such Class B Unit has been redeemed or exchanged.

Section 5.2. Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees, as the case may be, pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.3. Distributions Upon Liquidation

Proceeds from a Liquidating Event shall be distributed to the Partners in accordance with Section 13.2.

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Section 5.4. Revisions To Reflect Issuance Of Partnership Interests

If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article V and the Partner Registry in the books and records of the Partnership as it deems necessary to reflect the issuance of such additional Partnership Interests without the consent or approval of any other Partner.

ARTICLE VI
ALLOCATIONS

Section 6.1. Allocations For Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit B) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C of the Partnership Agreement, Net Income shall be allocated:

(1)	first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to Section 6.1.B(6) exceed Net Income previously allocated to the General Partner pursuant to this clause (1);

(2)	second, to each DRO Partner until the cumulative Net Income allocated to such DRO Partner under this clause (2) equals the cumulative Net Losses allocated such DRO Partner under Section 6.1.B(5) (and, among the DRO Partners, pro rata in proportion to their respective percentages of the cumulative Net Losses allocated to all DRO Partners pursuant to Section 6.1.B(5) hereof);

(3)	third, to the General Partner until the cumulative Net Income allocated under this clause (3) equals the cumulative Net Losses allocated to the General Partner under Section 6.1.B(4);

(4)	fourth, to the holders of any Partnership Interests that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (4) equals the cumulative Net Losses allocated to such Partners under Section 6.1.B(3);

(5)	fifth, to the holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any other class of Partnership Interests until each such Partnership Interest has been allocated, on a cumulative basis pursuant to this clause (5), Net Income equal to the amount of distributions payable that are attributable to the preference of such class of Partnership Interests whether or not paid (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); and

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(6)	finally, with respect to Partnership Interests that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses shall be allocated:

(1)	first, to the holders of Partnership Interests, in proportion to, and to the extent that, their share of the Net Income previously allocated pursuant to Section 6.1.A(6) exceeds, on a cumulative basis, the sum of (a) distributions with respect to such Partnership Interests pursuant to clause (ii) of Section 5.1.B and (b) Net Losses allocated under this clause (1);

(2)	second, with respect to classes of Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided that Net Losses shall not be allocated to any Partner pursuant to this Section 6.1.B(2) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (i) by not including in the Partners’ Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.3 and (ii) in the case of a Partner who also holds classes of Partnership Interests that are entitled to any preferences in distribution upon liquidation, by subtracting from such Partners’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);

(3)	third, with respect to classes of Partnership Interests that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided that Net Losses shall not be allocated to any Partner pursuant to this Section 6.1.B(3) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Partners’ Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.3) at the end of such taxable year (or portion thereof);

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(4)	fourth, to the General Partner in an amount equal to the excess of (a) the amount of the Recourse Liabilities over (b) the Aggregate DRO Amount;

(5)	fifth, to and among the DRO Partners, in proportion to their respective DRO Amounts, until such time as the DRO Partners as a group have been allocated cumulative Net Losses pursuant to this clause (5) equal to the Aggregate DRO Amount; and

(6)	thereafter, to the General Partner.

C. Allocation of Nonrecourse Debt. For purposes of Regulation Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the General Partner by taking into account facts and circumstances relating to each Partner’s respective interest in the profits of the Partnership. For this purpose, the General Partner shall have the sole and absolute discretion in any fiscal year to allocate such excess Nonrecourse Liabilities among the Partners in any manner permitted under Code Section 752 and the Regulations thereunder.

D. Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

Section 6.2. Revisions To Allocations To Reflect Issuance Of Partnership Interests

If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article VI and the Partner Registry in the books and records of the Partnership as it deems necessary to reflect the terms of the issuance of such Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

Section 6.3. Catch-Up Allocations

It is intended that the allocations made pursuant to this Agreement will result in the Capital Accounts of the Partners having balances as of the time of the winding up and liquidation of the Partnership that correspond to the amounts of liquidating distributions the Partners would be entitled to receive had liquidating distributions been made in accordance with the priorities of Section 5.1, and special allocations of items of income, gain, deductions or losses may be made among the Partners in the year of liquidation to carry out that intention to the extent feasible.

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ARTICLE VII
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1. Management

A. Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership (it being acknowledged that the General Partner may hold Limited Partnership Interests and continue to act in the capacity as the General Partner). The General Partner may not be removed by the Limited Partners with or without cause (unless the Shares of the General Partner Entity corresponding to Partnership Units are not Publicly Traded, in which case the General Partner may be removed with or without cause by the Consent of the Partners holding Partnership Interests representing more than fifty percent (50%) of the Percentage Interest of the Limited Partnership Interests, including the Limited Partnership Interests that are held by the General Partner or any General Partner Entity). In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.11, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

(1)	the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as are required under Section 5.1.A or will permit the General Partner Entity (so long as the General Partner Entity qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner Entity to maintain its REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities including, without limitation, the assumption or guarantee of the debt of the General Partner, its Subsidiaries or the Partnership’s Subsidiaries, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations the General Partner deems necessary for the conduct of the activities of the Partnership;

(2)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3)	the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including acquisition of any new assets, the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership or any Subsidiary with or into another entity on such terms as the General Partner deems proper;

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(4)	the use of the assets of the Partnership for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner, its Subsidiaries and the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

(5)	the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

(6)	the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(7)	the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership;

(8)	the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(9)	the holding, managing, investing and reinvesting of cash and other assets of the Partnership;

(10)	the collection and receipt of revenues and income of the Partnership or any of its Subsidiaries;

(11)	the selection, designation of powers, authority and duties and the dismissal of employees of the Partnership (including, without limitation, officer and employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

(12)	the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(13)	the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided that, as long as the General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

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(14)	the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(15)	the determination of the fair value of any Partnership property distributed in kind or any property contributed (directly or indirectly) to the Partnership, using such reasonable and customary method of valuation as the General Partner may adopt;

(16)	the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

(17)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or another Person;

(18)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

(19)	the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(20)	the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Exchange Right under Section 8.6;

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(21)	the acquisition of Partnership Interests in exchange for cash, debt instruments and other property;

(22)	the maintenance of the Partner Registry in the books and records of the Partnership to reflect the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, exchanges, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise; and

(23)	the registration of any class of securities of the Partnership under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, and the listing of any debt securities of the Partnership on any exchange.

B. No Approval by Limited Partners. Except as provided in Section 7.11, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any provision of this Agreement, the Act or any applicable law, rule or regulation to the contrary, to the full extent not prohibited under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall be in the sole and absolute discretion of the General Partner without consideration of any other obligation or duty, fiduciary or otherwise, of the Partnership or the Limited Partners and shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain: (i) casualty, liability and other insurance on the properties of the Partnership; and (ii) liability insurance for the Indemnitees hereunder; and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary or desirable, in such amounts and on such terms as the General Partner, in its sole and absolute discretion, approves.

D. Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Partnership under Section 13.

E. No Obligations to Consider Tax Consequences of Limited Partners. In exercising their authority under this Agreement, the General Partner (which for the purposes of this Section 7.1.E shall include, the board of directors of the General Partner) may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by the General Partner. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with any decisions, provided that the General Partner has acted in good faith and pursuant to its authority under this Agreement and any decisions or actions taken or not taken in accordance with the terms of this Agreement shall not constitute a breach of any duty owed to the Partnership or the Limited Partners by law or equity, fiduciary or otherwise.

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Section 7.2. Certificate of Limited Partnership

A. The General Partner has previously filed the Certificate of Limited Partnership with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state or other jurisdiction in which the Partnership may elect to do business or own property.

Section 7.3. Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.4. Reimbursement of the General Partner

A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not receive payments from the Partnership or otherwise be compensated for its services as the general partner of the Partnership.

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B. Responsibility for Partnership and General Partner and General Partner Entity Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to or resulting from the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the operations of the General Partner and the General Partner Entity and to the management and administration of any Subsidiaries of the General Partner, the General Partner Entity or the Partnership or Affiliates of the Partnership, such as auditing expenses and filing fees); provided, that: (i) the amount of any such reimbursement shall be reduced by (x) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A (which interest is considered to belong to the Partnership and shall be paid over to the Partnership to the extent not applied to reimburse the General Partner for expenses hereunder); and (y) any amount derived by the General Partner from any investments permitted in Section 7.5.A; (ii) the Partnership shall not be responsible for any taxes that the General Partner or General Partner Entity would not have been required to pay if that entity qualified as a REIT for federal income tax purposes or any taxes imposed on the General Partner or General Partner Entity by reason of that entity’s failure to distribute to its shareholders an amount equal to its taxable income; (iii) the Partnership shall not be responsible for expenses or liabilities incurred by the General Partner in connection with any business or assets of the General Partner other than its ownership of Partnership Interests or operation of the business of the Partnership or ownership of interests in Qualified Assets to the extent permitted in Section 7.5.A; and (iv) the Partnership shall not be responsible for any expenses or liabilities of the General Partner that are excluded from the scope of the indemnification provisions of Section 7.7.A by reason of the provisions of clause (i), (ii) or (iii) thereof. The General Partner shall determine in good faith the amount of expenses incurred by it or the General Partner Entity related to the ownership of Partnership Interests or operation of, or for the benefit of, the Partnership. If certain expenses are incurred that are related both to the ownership of Partnership Interests or operation of, or for the benefit of, the Partnership and to the ownership of other assets (other than Qualified Assets as permitted under Section 7.7.A) or the operation of other businesses, such expenses will be allocated to the Partnership and such other entities (including the General Partner and General Partner Entity) owning such other assets or businesses in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner and the General Partner Entity pursuant to Section 10.3.C and as a result of indemnification pursuant to Section 7.7. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner or General Partner Entity.

C. Partnership Interest Issuance Expenses. The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance of Partnership Interests, Shares, Debt of the Partnership, Funding Debt of the General Partner or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

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D. Purchases of Shares by the General Partner Entity. If the General Partner Entity exercises its rights under the Articles of Association to purchase Shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by the General Partner Entity, any employee equity purchase plan adopted by the General Partner Entity or any similar obligation or arrangement undertaken by the General Partner Entity in the future, the purchase price paid by the General Partner Entity for those Shares and any other expenses incurred by the General Partner Entity in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursable to the General Partner Entity, subject to the conditions that: (i) if those Shares subsequently are to be sold by the General Partner Entity, the General Partner Entity shall pay to the Partnership any proceeds received by the General Partner Entity for those Shares (provided that a transfer of Shares for Partnership Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Shares are not retransferred by the General Partner Entity within thirty (30) days after the purchase thereof, the General Partner Entity shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole Partnership Unit) held by the General Partner Entity equal to the product attained by multiplying the number of those Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

E. Reimbursement not a Distribution. Except as set forth in the succeeding sentence, if and to the extent any reimbursement made pursuant to this Section 7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts. Amounts deemed paid by the Partnership to the General Partner in connection with exchange of Partnership Units pursuant to clause (ii) of subparagraph (D) above shall be treated as a distribution for purposes of computing the Partner’s Capital Accounts.

F. Funding for Certain Capital Transactions. In the event that the General Partner Entity shall undertake to acquire (whether by merger, consolidation, purchase, or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by the General Partner Entity (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties): (i) the Partnership shall advance to the General Partner Entity the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the General Partner Entity through an issuance of Shares described in Section 4.2 or pursuant to a transaction described in Section 7.5.B, (ii) the General Partner Entity shall immediately, upon consummation of such acquisition, transfer to the Partnership (or cause to be transferred to the Partnership), in full and complete satisfaction of such advance and as required by Section 7.5, the assets or equity interests of such Person acquired by the General Partner Entity in such acquisition, and (iii) pursuant to and in accordance with Section 4.2 and Section 7.5.B, the Partnership shall issue to the General Partner Partnership Interests and/or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or Convertible Funding Debt, as the case may be, issued by the General Partner Entity in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting the foregoing, in the event that the General Partner Entity engages in a transaction in which (x) the General Partner Entity (or a wholly owned direct or indirect Subsidiary of the General Partner Entity) merges with another entity (referred to as the “Parent Entity”) that is organized in the “UPREIT format” (i.e., where the Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity (referred to as an “Operating Entity”)) and the General Partner Entity survives such merger, (y) such Operating Entity merges with or is otherwise acquired by the Partnership in exchange in whole or in part for Partnership Interests, and (z) the General Partner Entity is required or elects to pay part of the consideration in connection with such merger involving the Parent Entity in the form of cash and part of the consideration in the form of Shares, the Partnership shall distribute to the General Partner with respect to its existing Partnership Interest an amount of cash sufficient to complete such transaction and the General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole number) held by the General Partner equal to the product attained by multiplying the number of additional Shares of the General Partner Entity that the General Partner Entity would have issued to the Parent Entity or the owners of the Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

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Section 7.5. Outside Activities of the General Partner; Relationship of Shares to Partnership Units; Funding Debt

A.	General. Without the Consent of the Outside Limited Partners:

(1)	The General Partner shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as General Partner or Limited Partner and the management of the business of the Partnership and such activities as are incidental thereto; and

(2)	The assets of the General Partner shall be limited to Partnership Interests and permitted debt obligations of the Partnership (as contemplated by Section 7.5.F), so that Shares and Partnership Units are completely fungible except as otherwise specifically provided herein; provided, that the General Partner shall be permitted to hold such bank accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the Partnership to permit the General Partner to carry out its responsibilities under this Agreement shall be considered to belong to the Partnership and the interest earned thereon shall, subject to Section 7.4.B, be applied for the benefit of the Partnership); and, provided further that, the General Partner shall be permitted to acquire Qualified Assets.

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B. Repurchase of Shares and Other Securities. If the General Partner Entity exercises its rights under the Articles of Association to purchase Shares or otherwise elects to purchase from the holders thereof Shares, other equity securities of the General Partner Entity, New Securities or Convertible Funding Debt, then the General Partner shall cause the Partnership to purchase from the General Partner: (i) in the case of a purchase of Shares, that number of Partnership Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the General Partner Entity times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor; or (ii) in the case of the purchase of any other securities of the General Partner Entity, securities of or interests in the Partnership having designations, preferences and other rights that are substantially the same as the purchased securities of the General Partner Entity on the same terms and for the same aggregate price that the General Partner Entity purchased its securities.

C. Forfeiture of Shares. If the Partnership or the General Partner acquires Shares as a result of the forfeiture of such Shares under a restricted or similar share, share bonus or similar share plan, then the General Partner shall cause the Partnership to cancel, without payment of any consideration to the General Partner, that number of Partnership Units of the appropriate class equal to the number of Shares so acquired, and, if the Partnership acquired such Shares, it shall transfer such Shares to the General Partner for cancellation.

D. Issuances of Shares and Other Securities. The General Partner shall not grant, award, or issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution (including any share split) of Shares to all of its shareholders that results in an adjustment to the Conversion Factor pursuant to clause (i), (ii) or (iii) of the definition thereof), other equity securities of the General Partner, New Securities or Convertible Funding Debt unless: (i) the General Partner shall cause, pursuant to Section 4.2.A hereof, the Partnership to issue to the General Partner, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be; and (ii) the General Partner transfers to the Partnership, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the General Partner is expressly authorized, pursuant to Section 4.2.A hereof, to cause the Partnership to issue to the General Partner corresponding Partnership Interests, (for example, and not by way of limitation, the issuance of Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of Shares, either by employees or shareholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise) as long as (a) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership and (b) the General Partner transfers all proceeds from any such issuance or exercise to the Partnership as an additional Capital Contribution.

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E. Share Option Plan. If at any time or from time to time, the General Partner sells or otherwise issues Shares pursuant to any Share Option Plan, the General Partner shall transfer the proceeds of the sale of such Shares, if any, to the Partnership as an additional Capital Contribution in exchange for an amount of additional Partnership Units equal to the number of Shares so sold divided by the Conversion Factor.

F. Funding Debt. The General Partner or the General Partner Entity or any wholly owned Subsidiary of either of them may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities (“Convertible Funding Debt”), subject to the condition that the General Partner, the General Partner Entity or such Subsidiary, as the case may be, lend to the Partnership the net proceeds of such Funding Debt; provided that Convertible Funding Debt shall be issued in accordance with the provisions of Section 7.5.D above; and, provided further that the General Partner, the General Partner Entity or such Subsidiary shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner’s or General Partner Entity’s ability to remain qualified as a REIT. If the General Partner, General Partner Entity or such Subsidiary enters into any Funding Debt, the loan to the Partnership shall be on comparable terms and conditions, including interest rate, repayment schedule, costs and expenses and other financial terms, as are applicable with respect to or incurred in connection with such Funding Debt.

G. Capital Contributions of the General Partner. The Capital Contributions by the General Partner pursuant to Sections 7.5.D and 7.5.E will be deemed to equal the cash contributed by the General Partner plus (a) in the case of cash contributions funded by an offering of any equity interests in or other securities of the General Partner, the offering costs attributable to the cash contributed to the Partnership, and (b) in the case of Partnership Units issued pursuant to Section 7.5.E, an amount equal to the difference between the Value of the Shares sold pursuant to any Share Option Plan and the net proceeds of such sale.

H. Tax Loans. The General Partner or the General Partner Entity may in its sole and absolute discretion, cause the Partnership to make an interest free loan to the General Partner or the General Partner Entity, as applicable, provided that the proceeds of such loans are used to satisfy any tax liabilities of the General Partner or the General Partner Entity, as applicable.

Section 7.6. Transactions With Affiliates

A. Transactions with Certain Affiliates. Except as expressly permitted by this Agreement with respect to any non-arms’ length transaction with an Affiliate, the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Partner or any Affiliate of the Partnership that is not also a Subsidiary of the Partnership, except pursuant to transactions that are determined in good faith by the General Partner to be on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

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B. Conflict Avoidance. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a non-competition arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and General Partner on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

C. Benefit Plans Sponsored by the Partnership. The General Partner in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them.

Section 7.7. Indemnification and Exculpation

A. General. The Partnership shall indemnify each Indemnitee to the fullest extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Partnership or the General Partner or the General Partner Entity or the operation of, or the ownership of property by, the Indemnitee, Partnership or the General Partner or the General Partner Entity as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

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B. Reimbursement of Expenses. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D. Insurance. The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Indemnitee or Person against such liability under the provisions of this Agreement.

E. No Personal Liability for Limited Partners. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

F. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

G. Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

H. Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

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I. Exception to Indemnification. Notwithstanding any provision of this Agreement to the contrary, the General Partner shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the General Partner is obligated to indemnify the Partnership under any other agreement between the General Partner and the Partnership.

J. Exculpation. It is intended that this Agreement shall exculpate the liability and duties of the General Partner Entity and each Indemnitee to the fullest extent not prohibited by the Act. Notwithstanding any provision of this Agreement to the contrary:

(1)	To the extent that, at law or in equity, a Partner or other person has duties (including fiduciary duties) to the Partnership or to another partner or to another Person that is a party to or is otherwise bound by this Agreement, such Partner’s or other Person’s duties shall be restricted or eliminated; provided, that the implied contractual covenant of good faith and fair dealing and are not so restricted or eliminated; and

(2)	A Partner or other Person shall not be liable to the Partnership or to another Partner or to another Person that is a party to or is otherwise bound by this Agreement for breach of fiduciary duty for the Partner’s or other Person’s good faith reliance on the provisions of this Agreement; and

(3)	This Agreement hereby limits and eliminates any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a Partner or other Person to the Partnership or to another Partner or to any other Person that is a party to or is otherwise bound by this Agreement; provided, that this Agreement does not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Section 7.8. Liability of the General Partner

A. General. Notwithstanding any provision of this Agreement to the contrary, the General Partner (which for the purposes of this Section 7.8 shall include the directors, trustees and officers of the General Partner) shall not be liable for monetary or other damages to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission unless the General Partner acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

B. Obligation to Consider Interests of General Partner Entity. The Limited Partners expressly acknowledge that the General Partner, in considering whether to dispose of any of the Partnership assets, shall take into account the tax consequences to the General Partner Entity of any such disposition and shall have no liability whatsoever to the Partnership or any Limited Partner for decisions that are based upon or influenced by such tax consequences.

C. No Obligation to Consider Separate Interests of Limited Partners or Shareholders. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the shareholders of the General Partner Entity, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary or other damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with any decisions or actions made or taken or declined to be made or taken, provided that the General Partner has acted pursuant to its authority under this Agreement.

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D. Actions of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

E. Effect of Amendment. Notwithstanding any provision of this Agreement to the contrary, any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

F. Limitations of Fiduciary Duty. Sections 7.1.B, 7.1.E and this Section 7.8 and any other Section of this Agreement limiting the liability of the General Partner and/or its trustees, directors and officers shall constitute an express limitation of any duties, fiduciary or otherwise, that they would owe the Partnership or the Limited Partners if such duty would be imposed by any law, in equity or otherwise.

Section 7.9. Other Matters Concerning the General Partner

A. Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B. Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. Action Through Agents.

(1)	The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact and may delegate any obligations and duties under this Agreement. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

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(2)	In furtherance and not in limitation of the foregoing provisions, the General Partner Entity has the power and authority to delegate to 1 or more other Persons the General Partner?s rights and powers to manage and control the business and affairs of the Partnership, including to delegate to agents, officers and employees of the General Partner or the Partnership or any of its Subsidiaries, and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. Such delegation by the General Partner shall be irrevocable if it states that it is irrevocable. Such delegation by the General Partner shall not cause the General Partner to cease to be a general partner of the Partnership or cause the person to whom any such rights and powers have been delegated to be a general partner of the Partnership.

D. Actions to Maintain REIT Status or Avoid Taxation of the General Partner Entity. Notwithstanding any provision of this Agreement or the Act to the contrary, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner Entity to qualify as a REIT or (ii) to allow the General Partner Entity to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10. Reliance By Third Parties

Notwithstanding any provision of this Agreement to the contrary, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing, in each case except to the extent that such action imposes, or purports to impose, liability on the Limited Partner. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that: (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

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Section 7.11. Restrictions on General Partner’s Authority

A. Consent Required. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of: (i) all Partners adversely affected; or (ii) such lower percentage of the Partnership Interests held by Limited Partners as may be specifically provided for under a provision of this Agreement or the Act. The preceding sentence shall not apply to any limitation or prohibition in this Agreement that expressly authorizes the General Partner to take action (either in its discretion or in specified circumstances) so long as the General Partner acts within the scope of such authority.

B. Sale of All Assets of the Partnership. Except as provided in Article XIII, the General Partner may not, directly or indirectly, cause the Partnership to sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger (including a triangular merger), consolidation or other combination with any other Persons) without the Consent of the Partners holding Partnership Interests representing more than fifty percent (50%) of the Percentage Interest of the Limited Partnership Interests, provided, however, that the foregoing limitation shall not apply to any leases of all or substantially all of the Partnership’s assets entered into by the Partnership in order to satisfy any REIT Requirements.

Section 7.12. Loans by Third Parties

The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property and any borrowings from, or guarantees of Debt of the General Partner or any of its Affiliates) with any Person upon such terms as the General Partner determines appropriate.

ARTICLE VIII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1. Limitation of Liability

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or under the Act.

Section 8.2. Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates, or any officer, director, employee, partner, agent or director of the General Partner or Person permitted to act by delegation of duties or obligations as contemplated by Section 7.9.C hereof, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

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Section 8.3. Outside Activities of Limited Partners

Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.B hereof and to any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner) or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein), and no Person (other than the General Partner) shall have any obligation pursuant to this Agreement to offer any interest in any such business venture to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4. Return of Capital

Except pursuant to the right of exchange set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A) or, except to the extent provided by Exhibit C or as permitted by Sections 4.2.A, 5.1.B(i), 6.1.A and 6.1.B, or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 8.5. Rights of Limited Partners Relating to the Partnership

A. General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.D and Section 8.5.E, each Limited Partner in person or by attorney or other agent, shall have the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) as set forth in this Agreement or otherwise established by the General Partner Entity from time to time, to obtain from the General Partner from time to time upon reasonable demand for any purpose reasonably related to the limited partner’s interest as a limited partner:

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(1)	to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by either the General Partner Entity or the Partnership, if any, pursuant to the Exchange Act;

(2)	to obtain a copy of the Partnership’s federal, state and local income tax returns for each Fiscal Year;

(3)	to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(4)	to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(5)	to obtain information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each Partner became a Partner; and

(6)	other information regarding the affairs of the Partnership as is just and reasonable.

B. Notice of Conversion Factor. The Partnership shall notify each Limited Partner upon request (i) of the then current Conversion Factor and (ii) of any changes to the Conversion Factor.

C. Notice of Extraordinary Transaction of the General Partner Entity. The General Partner Entity shall not make any extraordinary distributions of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person, a sale of all or substantially all of its assets or any other similar extraordinary transaction without providing written notice to the Limited Partners of its intention to make such distribution or effect such merger, consolidation, combination, sale or other extraordinary transaction at least twenty (20) Business Days prior to the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) Business Days before consummation of such merger, sale or other extraordinary transaction), which notice shall describe in reasonable detail the action to be taken; provided, however, that the General Partner, in its sole and absolute discretion, may shorten the required notice period of not less than twenty (20) Business Days prior to the record date to determine the shareholders eligible to vote upon a merger transaction (but not any of the other transactions covered by this Section 8.5.C.) to a period of not less than ten (10) calendar days (thereby continuing to afford the holders of Partnership Units the opportunity to redeem Partnership Units under Section 8.6 on or prior to the record date for the shareholder vote on the merger transaction) so long as (i) the General Partner Entity will be the surviving entity in such merger transaction, (ii) immediately following the merger transaction, Persons who held voting securities of the General Partner Entity immediately prior to such merger transaction will hold, solely by reason of the ownership of voting securities of the General Partner Entity immediately prior to the merger transaction, voting securities of the General Partner Entity representing not less than fifty-one percent (51%) of the total combined voting power of all outstanding voting securities of the General Partner Entity after such merger, and (iii) in the event that in connection with such merger transaction the Partnership will merge with another entity, the Partnership will be the surviving entity in such merger. This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Partners or (ii) to require a Consent on the part of any one or more of the Limited Partners to a transaction that does not otherwise require Consent under this Agreement. Each Limited Partner agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the General Partner Entity has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether to exercise the Exchange Right; provided, however, that a Limited Partner may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

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D. Confidentiality. Notwithstanding any provision of this Agreement to the contrary, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential, provided that this Section 8.5.D shall not affect the notice requirements set forth in Section 8.5.C above.

E. Other Limitations on Access to Information. The General Partner may from time to time require, as a condition to providing any information to a Limited Partner that makes a demand for such information under this Section 8.5, any of the following:

(1)	That the Limited Partner pay in cash all reasonable costs and expenses incurred to respond to any such demand, including the cost, fees and expenses of accountant and counsel, and that such Limited Partner provide in cash in advance the amount reasonably estimated by the General Partner of such amount;

(2)	That the Limited Partner, attorney or other agent is not associated or related to any competitor of the Partnership, in which case competitive information may be redacted or otherwise omitted;

(3)	That the Limited Partner, attorney or other agent execute and deliver a confidentiality and non-disclosure agreement that is in form and substance that is reasonably acceptable to the General Partner;

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(4)	That the Limited Partner, attorney or other agent provide additional information that is reasonably requested by the General Partner to substantiate that the purpose for obtaining such information is reasonably related to the limited partner’s interest as a limited partner;

(5)	That the Limited Partner provide a bond or guarantee or provide an indemnification to the Partnership in form and substance reasonably acceptable to the General Partner that the information is reasonably related to the limited partner’s interest as a limited partner and for any loss or damages to the Partnership, which shall include lost profits and other consequential damages, that may arise from or are related to any breach or default by the Limited Partner, attorney or other agent of the Limited Partner under the confidentiality and non-disclosure agreement referred to in the foregoing provisions;

(6)	To the fullest extent not prohibited by the Act, that information will not be provided to any Limited Partner that has (or has any attorney or agent that has) breached the provisions of this Agreement or the obligations referred to in this Section 8.5.

Section 8.6. Exchange Right

A. General. The right of a Limited Partner to redeem its Class B Units shall be as provided by this Section 8.6. Subject to Section 8.6.B, at any time on or after one year following the date of the initial issuance thereof (which, in the event of the transfer of a Class B Unit, shall be deemed to be the date of the original issuance of such unit to the original recipient thereof for purposes of this Section 8.6), the holder of a Class B Unit (if other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) shall have the right (the “Exchange Right”) to require the Partnership to redeem such Class B Unit for Shares, with such exchange to occur on the Specified Exchange Date.

(1)	The holder of the Partnership Units who is exercising the Exchange Right (the “Exchanging Partner”) may exercise the Exchange Right with respect to part or all of the Partnership Units that it owns, as selected by such Exchanging Partner, by delivering to the General Partner and the Partnership a Notice of Exchange duly signed and delivered to the Partnership.

(2)	The number of Class B Units subject to such exchange may not be less than five (5), unless such Exchanging Partner then holds less than such number of Class B Units, in which event the Exchanging Partner must exercise the Exchange Right for all of its Class B Units; provided, that with respect to a Exchanging Partner which is an entity, such Exchanging Partner may exercise the Exchange Right for less than such number of Class B Units without regard to whether or not such Exchanging Partner is exercising the Exchange Right for all of the Partnership Units held by such Exchanging Partner as long as such Exchanging Partner is exercising the Exchange Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Exchanging Partner.

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(3)	From and after the date that the Exchanging Partner provides such Notice of Exchange, the Exchanging Partner shall have no right with respect to any Class B Units so redeemed to receive any distributions paid in respect of a Partnership Record Date for distributions in respect of Partnership Units after the Specified Exchange Date with respect to such Partnership Units.

(4)	The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Shares to be delivered in respect to the Class B Units subject to such exchange shall be delivered by the Partnership directly to such Assignee and not to such Limited Partner if approved by the General Partner, which approval shall not be unreasonably withheld, delayed or conditioned.

(5)	The exchange shall be effected by the General Partner Entity delivering Shares, the total number of Shares to be paid to the Exchanging Partner in exchange for the Exchanging Partner’s Partnership Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, the Exchanging Partner shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner Entity determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Exchanging Partner.

(6)	Each Exchanging Partner agrees to execute such documents as the General Partner Entity may reasonably require in connection with the issuance of Shares upon exercise of the Exchange Right and provide such information and agree to such condition as reasonably requested by the General Partner so that the issuance of the Shares will be in compliance with applicable securities laws.

B. Exceptions to Exercise of Exchange Right. Notwithstanding the provisions of Sections 8.6.A, a Partner shall not be entitled to exercise the Exchange Right pursuant to Section 8.6.A if (but only as long as) the delivery of Shares to such Partner on the Specified Exchange Date would be: (i) prohibited under the restrictions on the ownership or transfer of Shares in the Articles of Association (or, if the General Partner is not the General Partner Entity, the organizational documents of the General Partner Entity); or (ii) prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the General Partner Entity would in fact assume and satisfy the Exchange Right).

C. No Liens on Partnership Units Delivered for Exchange. Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for exchange shall be delivered to the Partnership or the General Partner Entity, as the case may be, free and clear of all liens and encumbrances of any kind or nature; and, notwithstanding any provision of this Agreement to the contrary, neither the General Partner Entity nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens or encumbrance. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner Entity, such Limited Partner shall assume and pay such transfer tax.

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D. Additional Partnership Interests; Modification of Holding Period. If the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Exchange Right with respect to such Partnership Interests) which differ from those set forth in this Agreement), provided that no such revisions shall materially adversely affect the rights of any other Limited Partner to exercise its Exchange Right without that Limited Partner’s prior written consent. In addition, the General Partner may, with respect to any holder or holders of Partnership Units, at any time and from time to time, as it shall determine in its sole and absolute discretion: (i) reduce or waive the length of the period prior to which such holder or holders may not exercise the Exchange Right; or (ii) reduce or waive the length of the period between the exercise of the Exchange Right and the Specified Exchange Date.

ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1. Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2. Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.3. Reports

A. Annual Reports. As soon as practicable, but in no event later than the date on which the General Partner Entity mails its annual report to its shareholders, the General Partner Entity shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Partnership, or of the General Partner Entity if such statements are prepared on a consolidated or combined basis with the Partnership, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner Entity.

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B. Quarterly Reports. If and to the extent that the General Partner Entity mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on such reports are mailed, the General Partner Entity shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such fiscal quarter, of the Partnership, or of the General Partner Entity if such statements are prepared on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

ARTICLE X
TAX MATTERS

Section 10.1. Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

Section 10.2. Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code (including the election under Section 754 of the Code). The General Partner shall have the right to seek to revoke any such election upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3. Tax Matters Partner; Partnership Representative

A. Tax Matters Partner; General. The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners.

B. Powers. The tax matters partner is authorized, but not required:

(1)	to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

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(2)	if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)	to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)	to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

C. Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and/or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

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D. Partnership Representative. The General Partner shall be designated as the “partnership representative” within the meaning of Section 6223(a) of the Code as in effect for the first Fiscal Year beginning after December 31, 2017 and thereafter (in such capacity, the “Partnership Representative”). In the event of an audit of the Partnership pursuant to the partnership audit procedures (the “BBA Procedures”) enacted under Section 1101 of the Bipartisan Budget Act of 2015 (the “BBA”), the Partnership Representative, in its sole discretion, shall have the right to make any and all elections and to take any actions that are available to be made or taken by the Partnership Representative or the Partnership under the BBA Procedures (including any election under Section 6226 of the Code as amended by the BBA). If an election under Section 6226(a) of the Code (as amended by the BBA) is made, the Partnership shall furnish to each Partner for the year under audit a statement of the Partner’s share of any adjustment set forth in the notice of final partnership adjustment, and each Partner shall take such adjustment into account as required under Section 6226(b) of the Code (as amended by the BBA). Each Partner hereby agrees to indemnify and hold harmless the Partnership and the Partnership Representative from and against any liability with respect to the Partner’s proportionate share of any tax liability (including related interest and penalties) asserted or imposed at the Partnership level in connection with any federal income tax audit of the Partnership regardless of whether such Partner is a Partner in the year in which an Internal Revenue Service adjustment is proposed or made. The foregoing covenants and indemnification obligation of the Partner shall survive indefinitely and shall not terminate, without regard to any transfer of a Partner’s Interest, withdrawal as a Partner, or liquidation, dissolution or termination of the Partnership.

Section 10.4. Organizational Expenses

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

Section 10.5. Withholding

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. If a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate that may be charged under the law) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request to perfect or enforce the security interest created hereunder.

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ARTICLE XI
TRANSFERS AND WITHDRAWALS

Section 11.1. Transfer

A. Definition. The term “transfer,” when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of the record ownership of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its record ownership Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article XI does not include: (i) any exchange or repurchase of Partnership Units by the Partnership from a Partner; or (ii) acquisition of Partnership Units from a Limited Partner by the General Partner Entity pursuant to Section 8.6 or otherwise; or (iii) any transfer, sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise of any securities issued by the General Partner Entity or any exercise of the rights of any holder of any securities issued by the General Partner Entity. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B. General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

Section 11.2. Transfers of Partnership Interests of General Partner

A. General. The General Partner may not transfer any of its Partnership Interests except in connection with: (i) a transaction permitted under Section 11.2.B; (ii) any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the shareholders of the General Partner Entity; or (iii) as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as General Partner except in connection with a transaction permitted under Section 11.2.B or any merger, consolidation, or other combination permitted under clause (ii) of this Section 11.2.A.

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B. Specific Transactions Prohibited. The General Partner Entity shall not engage in any merger (including a triangular merger), consolidation or other combination with or into another Person (other than any transaction permitted by Section 11.2.A), sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Conversion Factor”) (a “Termination Transaction”), unless: (i) the Termination Transaction has been approved by the Consent of Partners holding Partnership Interests representing more than fifty percent (50%) of the Percentage Interest; (ii) following such merger or other consolidation, substantially all of the assets of the surviving entity consist of Partnership Units; and (iii) in connection with which all Partners either will receive, or will have the right to receive, for each Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of Shares, if any, corresponding to such Unit in consideration of one such Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the charter documents of the General Partner Entity, each holder of Partnership Units shall receive, or shall have the right to receive without any right of Consent set forth above in this subsection B, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Exchange Right and received Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer. The General Partner shall not enter into an agreement or other arrangement providing for or facilitating the creation of a General Partner Entity other than the General Partner, unless the successor General Partner Entity executes and delivers a counterpart to this Agreement in which such General Partner Entity agrees to be fully bound by all of the terms and conditions contained herein that are applicable to a General Partner Entity.

Section 11.3. Limited Partners’ Rights to Transfer

A. General. Except to the extent expressly permitted in Sections 11.3.B and 11.3.C or in connection with the exercise of an Exchange Right pursuant to Section 8.6, a Limited Partner may not transfer all or portion of its Partnership Interest, or any of such Limited Partner’s rights as a Limited Partner, without the prior written consent of the General Partner, which consent may be withheld in the General Partner’s sole and absolute discretion. Any transfer otherwise permitted under Sections 11.3.B and 11.3.C shall be subject to the conditions set forth in Section 11.3.D, 11.3.E and 11.3.F, and all permitted transfers shall be subject to Section 11.5.

B. Incapacitated Limited Partner. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partner, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

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C. Permitted Transfers. A Limited Partner may transfer, with or without the consent of the General Partner, all or a portion of its Partnership Interest:

(i) in the case of a Limited Partner who is an individual, to a member of his Immediate Family, any trust formed for the benefit of himself and/or members of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or members of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or members of his Immediate Family;

(ii) in the case of a Limited Partner which is a trust, to the beneficiaries of such trust;

(iii) in the case of a Limited Partner which is a partnership, limited liability company, joint venture, corporation or other business entity to which Units were transferred pursuant to clause (i) above, to its partners, owners or stockholders, as the case may be, who are members of the Immediate Family of or are actually the Person(s) who transferred Partnership Units to it pursuant to clause (i) above;

(iv) in the case of a Limited Partner which acquired Partnership Units as of the date hereof and which is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, stockholders or Affiliates thereof, as the case may be, or the Persons owning the beneficial interests in any of its partners, owners or stockholders or Affiliates thereof (it being understood that this clause (iv) will apply to all of each Person’s Interests whether the Partnership Units relating thereto were acquired on the date hereof or hereafter);

(v) in the case of a Limited Partner which is a partnership, limited liability company, joint venture, corporation or other business entity other than any of the foregoing described in clause (iii) or (iv), in accordance with the terms of any agreement between such Limited Partner and the Partnership pursuant to which such Partnership Interest was issued;

(vi) pursuant to a gift or other transfer without consideration;

(vii) pursuant to applicable laws of descent or distribution;

(viii) to another Limited Partner; and

(ix) pursuant to a grant of security interest or other encumbrance effectuated in a bona fide transaction or as a result of the exercise of remedies related thereto, subject to the provisions of Section 11.3.F hereof.

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A trust or other entity will be considered formed “for the benefit” of a Partner’s Immediate Family even though some other Person has a remainder interest under or with respect to such trust or other entity.

D. No Transfers Violating Securities Laws. In addition, the General Partner may prohibit any transfer of Partnership Units by a Limited Partner unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Partnership) to such Limited Partner to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit or, at the option of the Partnership, an opinion of legal counsel to the Partnership to the same effect.

E. No Transfers Affecting Tax Status of Partnership. No transfer of Partnership Units by a Limited Partner (including an exchange pursuant to Section 8.6) may be made to any Person if

(i) in the opinion of legal counsel for the Partnership, there is a significant risk that it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes (except as a result of the exchange for Shares of all Partnership Units held by all Limited Partners other than the General Partner or the General Partner Entity or any Subsidiary of the General Partner or the General Partner Entity or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.2);

(ii) in the opinion of legal counsel for the Partnership, there is a significant risk that it would adversely affect the ability of the General Partner Entity to continue to qualify as a REIT or would subject the General Partner Entity to any additional taxes under Section 857 or Section 4981 of the Code; or

(iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code (provided that this clause (iii) shall not be the basis for limiting or restricting in any manner the exercise of the Exchange Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation).

F. No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability unless: (i) the General Partner is provided prior written notice thereof; and (ii) the lender enters into an arrangement with the Partnership and the General Partner to exchange or redeem for the Exchange Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

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Section 11.4. Substituted Limited Partners

A. Consent of General Partner. No Limited Partners shall have the right to substitute a transferee as a Limited Partner in its place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner (provided that such transferee is a permitted transferee under Section 11.3) pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner. The General Partner hereby grants its consent to the admission as a Substituted Limited Partner to any bona fide financial institution that loans money or otherwise extends credit to a holder of Partnership Units and thereafter becomes the owner of such Partnership Units pursuant to the exercise by such financial institution of its rights under a pledge of such Partnership Units granted in connection with such loan or extension of credit.

B. Rights of Substituted Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11) and such other documents or instruments as may be required to effect the admission.

C. Partner Registry. Upon the admission of a Substituted Limited Partner, the General Partner shall update the Partner Registry in the books and records of the Partnership as it deems necessary to reflect such admission in the Partner Registry.

Section 11.5. Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, or under Section 11.6E, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.6, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). If any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

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Section 11.6. General Provisions

A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article XI or pursuant to exchange of all of its Partnership Units under Section 8.6 and upon such event, such Limited Partner shall have withdrawn and released the Partnership from and against all obligations or liabilities with respect to the Partnership Interests that were held by such Limited Partner, other than on account of bad faith and willful misconduct.

B. Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to exchange of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

C. Timing of Transfers. Transfers pursuant to this Article XI may only be made upon three (3) Business Days prior notice, unless the General Partner otherwise agrees.

D. Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.6, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or exchange occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash attributable to any Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or exchange shall be made to the transferor Partner or the Exchanging Partner, as the case may be, and, in the case of a transfer or assignment other than an exchange, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

E. Additional Restrictions. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article XI and Article VII, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.6) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if such transfer subjects the Partnership or the activities of the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or (v) if such transfer could adversely affect the ability of the General Partner Entity to remain qualified as a REIT.

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F. Avoidance of “Publicly Traded Partnership” Status. The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met; provided, however, that the foregoing shall not authorize the General Partner to limit or restrict in any manner the right of any holder of a Partnership Unit to exercise the Exchange Right in accordance with the terms of Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation.

ARTICLE XII
ADMISSION OF PARTNERS

Section 12.1. Admission of a Successor General Partner

A successor to all of the General Partner’s General Partnership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such successor shall carry on the business of the Partnership without dissolution. In such case, the admission shall be subject to such successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2. Admission of Additional Limited Partners

A. General. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner’s sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner: (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11; and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

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B. Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.3. Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Partner Registry) and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 15.11 hereof.

ARTICLE XIII
DISSOLUTION AND LIQUIDATION

Section 13.1. Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

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(i) an event of withdrawal of the General Partner (other than an event of bankruptcy), unless within ninety (90) days after the withdrawal, the written Consent of the Outside Limited Partners to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner is obtained;

(ii) an election to dissolve the Partnership made by the General Partner;

(iii) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(iv) the sale of all or substantially all of the assets and properties of the Partnership for cash or for marketable securities; or

(v) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment, the written Consent of the Outside Limited Partners is obtained to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

Section 13.2. Winding Up

A. General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, if there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

(1)	First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2)	Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(3)	(Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the Limited Partners;

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(4)	Fourth, to the holders of Partnership Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Partnership Interests (and, within each such class or series, to each holder thereof pro rata based on its Percentage Interest in such class); and

(5)	The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods

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The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

B. Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3. Compliance With Timing Requirements of Regulations; Restoration of Deficit Capital Accounts

A. Timing of Distributions. If the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

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B. Restoration of Deficit Capital Accounts Upon Liquidation of the Partnership. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever, except as otherwise set forth in this Section 13.3.B, or as otherwise expressly agreed in writing by the affected Partner and the Partnership after the date hereof. Notwithstanding any provision of this Agreement to the contrary, (i) if a DRO Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Partnership Years or portions thereof, including the year during which such liquidation occurs), such DRO Partner shall be obligated to make a contribution to the Partnership with respect to any such deficit balance in such DRO Partner’s Capital Account upon a liquidation of the Partnership in an amount equal to the lesser of such deficit balance or such DRO Partner’s DRO Amount; and (ii) the first sentence of this Section 13.3.B shall not apply with respect to any other Partner to the extent, but only to such extent, that such Partner previously has agreed in writing, with the consent of the General Partner, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Partnership. No Limited Partner shall have any right to become a DRO Partner, to increase its DRO Amount, or otherwise agree to restore any portion of any deficit that may exist in its Capital Account without the express written consent of the General Partner, in its sole and absolute discretion. Any contribution required of a Partner under this Section 13.3.B shall be made on or before the later of (i) the end of the Partnership Year in which the interest is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. The proceeds of any contribution to the Partnership made by a DRO Partner with respect to a deficit in such DRO Partner’s Capital Account balance shall be treated as a Capital Contribution by such DRO Partner and the proceeds thereof shall be treated as assets of the Partnership to be applied as set forth in Section 13.2.A.

C. Restoration of Deficit Capital Accounts Upon a Liquidation of a Partner’s Interest by Transfer. If a DRO Partner’s interest in the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than in connection with a liquidation of the Partnership) which term shall include an exchange by the Partnership of such DRO Partner’s interest upon exercise of the Exchange Right, and such DRO Partner is designated on Exhibit E as Part II DRO Partner, such DRO Partner shall be required to contribute cash to the Partnership equal to the lesser of (i) the amount required to increase its Capital Account balance as of such date to zero, or (ii) such DRO Partner’s DRO Amount. For this purpose, (i) the DRO Partner’s deficit Capital Account balance shall be determined by taking into account all contributions, distributions, and allocations for the portion of the Fiscal Year ending on the date of the liquidation or exchange, and (ii) solely for purposes of determining such DRO Partner’s Capital Account balance, the General Partner shall redetermine the Carrying Value of the Partnership’s assets on such date based upon the principles set forth in Sections 1.D.(3) and (4) of Exhibit B hereto, and shall take into account the DRO Partner’s allocable share of any Unrealized Gain or Unrealized Loss resulting from such redetermination in determining the balance of its Capital Account. The amount of any payment required hereunder shall be due and payable within the time period specified in the second to last sentence of Section 13.3.B.

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D. Effect of the Death of a DRO Partner. After the death of a DRO Partner who is an individual, the executor of the estate of such DRO Partner may elect to reduce (or eliminate) the DRO Amount of such DRO Partner. Such elections may be made by such executor by delivering to the General Partner within two hundred and seventy (270) days of the death of such Limited Partner, a written notice setting forth the maximum deficit balance in its Capital Account that such executor agrees to restore under this Section 13.3, if any. If such executor does not make a timely election pursuant to this Section 13.3 (whether or not the balance in the applicable Capital Account is negative at such time), then the DRO Partner’s estate (and the beneficiaries thereof who receive distributions of Partnership Interests therefrom) shall be deemed a DRO Partner with a DRO Amount in the same amount as the deceased DRO Partner. Any DRO Partner which itself is a partnership for federal income tax purposes may likewise elect, after the date of its partner’s death to reduce (or eliminate) its DRO Amount by delivering a similar notice to the General Partner within the time period specified above, and in the absence of any such notice the DRO Amount of such DRO Partner shall not be reduced to reflect the death of any of its partners.

Section 13.4. Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

Section 13.5. Notice of Dissolution

If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.6. Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7. Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

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Section 13.8. Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

Section 13.9. Liability Of Liquidator

The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7.

ARTICLE XIV
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1. Amendments

A. General. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partner holding Partnership Interests representing twenty-five percent (25%) or more of the Percentage Interest of the Class B Units. Following such proposal (except an amendment governed by Section 14.1.B), the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written Consent of the Partners as set forth in this Section 14.1 on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written Consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote in favor of the recommendation of the General Partner. A proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and, except as provided in Section 14.1.B, 14.1.C or 14.1.D, it receives the Consent of the Partners holding Partnership Interests representing more than fifty percent (50%) of the Percentage Interest of the Limited Partnership Interests.

B. Amendments Not Requiring Limited Partner Approval. Notwithstanding any provision of this Agreement to the contrary, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)	to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)	to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement (which may be affected through the replacement of the Partner Registry with an amended Partner Registry);

(3)	to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Article IV;

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(4)	to reflect a change that does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(5)	to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law; or

(6)	to provide for terms and conditions with respect to Partnership Interests that are consistent with the rights and benefits, restrictions and obligations of the Shares, including to reflect any amendment to the Articles of Associate of the General Partner.

The General Partner shall notify the Limited Partners in writing when any action under this Section 14.1.B is taken in the next regular communication to the Limited Partners or within 90 days of the date thereof, whichever is earlier.

C. Amendments Requiring Limited Partner Approval (Excluding the General Partner). Notwithstanding Section 14.1.A, without the Consent of the Outside Limited Partners, the General Partner shall not amend Section 4.2.A, Section 7.1.A (second sentence only), Section 7.5, Section 7.6, Section 7.8, Section 7.11.B, Section 11.2, Section 13.1, the last sentence of Section 11.4.A (provided that no such amendment shall in any event adversely affect the rights of any lender who made a loan or who extended credit and received in connection therewith a pledge of Partnership Units prior to the date such amendment is adopted unless, and only to the extent such lender consents thereto), this Section 14.1.C or Section 14.2.

D. Other Amendments Requiring Certain Limited Partner Approval. Notwithstanding Section 14.1.A or Section 14.1.C, this Agreement shall not be amended with respect to any Partner adversely affected without the Consent of such Partner adversely affected, or any Assignee who is a bona fide financial institution that loans money or otherwise extends credit to a holder of Partnership Units, adversely affected if such amendment would (i) convert such Limited Partner’s interest in the Partnership into a general partner’s interest, (ii) modify the limited liability of such Limited Partner, (iii) amend Section 7.11.A, (iv) amend Article V or Article VI (except as permitted pursuant to Sections 4.2, 5.4, 6.2 and 14.1(B)(3)), (v) amend Section 8.6 or any defined terms set forth in Article I that relate to the Exchange Right (except as permitted in Section 8.6.E), or (vi) amend Sections 11.3 or 11.5, or add any additional restrictions to Section 11.6.E or amend Section 14.1.B(4) or this Section 14.1.D.

E. Amendment and Restatement of Partner Registry Not an Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of the Partner Registry by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as determined by the General Partner without the Consent of the Limited Partners and without any notice requirement.

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Section 14.2. Meetings of the Partners

A. General. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding Partnership Interests representing twenty-five percent (25%) or more of the Percentage Interest of the Class B Units. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A.

B. Actions Without a Meeting. Except as otherwise expressly provided by this Agreement, any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by Partners holding Partnership Interests representing more than fifty percent (50%) (or such other percentage as is expressly required by this Agreement) of the Percentage Interest of the Class B Units. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the date on which written consents from the Partners holding the required Percentage Interest of the Class B Units have been filed with the General Partner.

C. Proxy. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice thereof.

D. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deem appropriate.

ARTICLE XV
GENERAL PROVISIONS

Section 15.1. Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in the Partner Registry or such other address as the Partners shall notify the General Partner in writing.

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Section 15.2. Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” “Sections” and “Exhibits” are to Articles, Sections and Exhibits of this Agreement.

Section 15.3. Pronouns And Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4. Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5. Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6. Creditors

Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.7. Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8. Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

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Section 15.9. Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10. Invalidity Of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11. Power Of Attorney

A. General. Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)	execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (b) all instruments that the General Partner or any Liquidator deem appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2)	execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

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Nothing contained in this Section 15.11 shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

B. Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 15.12. Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

Section 15.13. No Rights As Shareholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the General Partner, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of trustees of the General Partner or any other matter.

Section 15.14. Limitation To Preserve REIT Status

To the extent that any amount paid or credited to the General Partner or any of its officers, trustees, employees or agents pursuant to Section 7.4 or Section 7.7 would constitute gross income to the General Partner for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a “General Partner Payment”) then, notwithstanding any provision of this Agreement to the contrary, the amount of such General Partner Payment for any fiscal year shall not exceed the lesser of:

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(i) an amount equal to the excess, if any, of (a) 4% of the General Partner’s total gross income (within the meaning of Section 856(c)(2) of the Code but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) though (I) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

(ii) an amount equal to the excess, if any of (a) 24% of the General Partner’s total gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any General Partner Payments) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code; provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner’s ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided further, that (i) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Fiscal Year, such payments shall be applied to the earliest Fiscal Year first.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

GADSDEN GROWTH PROPERTIES, INC.

By:
Name:	John Hartman
Title:	Chief Executive Officer

ORGANIZATIONAL LIMITED PARTNER:

GADSDEN GROWTH PROPERTIES, INC.

By:
Name:	John Hartman
Title:	Authorized Person

LIMITED PARTNERS:

By:	Gadsden Growth Properties, Inc., as Attorney-in-Fact for the Limited Partners

By:
Name:	John Hartman
Title:	Chief Executive Officer

For purposes of Section 8.6 hereof:

GADSDEN GROWTH PROPERTIES, INC.

By:
Name:	John Hartman
Title:	Chief Executive Officer

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EXHIBIT A

FORM OF PARTNER REGISTRY

Name And Address Of Partner	Partnership Units	Initial Capital Account	Percentage Interest (1)
GENERAL PARTNER: GADSDEN GROWTH PROPERTIES, INC	NA	NA	100.00%

LIMITED PARTNERS:
CLASS A:
GADSDEN GROWTH PROPERTIES, INC			100.00%

TOTAL CLASS A UNITS			100.00%

CLASS B:

[ to be provided]
TOTAL CLASS B UNITS			100.00%

NOTES:

(1) For purposes of this calculation, the Class A Units and Class B Units are treated as one class.

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EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE

1. Capital Accounts of the Partners

A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C thereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C thereof.

B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv)(m)(4).

(2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

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(4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6) Any items specially allocated under Section 2 of Exhibit C to the Agreement hereof shall not be taken into account.

C. A transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(3) In accordance with Regulations Section 1.704- l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

(4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

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E. The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

2. No Interest

No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

3. No Withdrawal

No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, V, VII and XIII of the Agreement.

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EXHIBIT C

SPECIAL ALLOCATION RULES

1. Special Allocation Rules.

Notwithstanding any provision of this Agreement or Exhibit B to the contrary, the following special allocations shall be made in the following order:

A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Fiscal Year and without regard to any decrease in Partner Minimum Gain during such Fiscal Year.

B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Fiscal Year, other than allocations pursuant to Section 1.A hereof.

C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Fiscal Year, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Fiscal Year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

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D. Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Fiscal Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Fiscal Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Fiscal Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

E. Nonrecourse Deductions. Except as may otherwise be expressly provided by the General Partner pursuant to Section 4.2 with respect to other classes of Partnership Units, Nonrecourse Deductions for any Fiscal Year shall be allocated only to the Partners holding Class A Units and Class B Units in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Fiscal Year to the numerically closest ratio which would satisfy such requirements.

F. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

G. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2. Allocations for Tax Purposes

A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

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B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

(1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the Section 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit C); and

(b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(2)	(a)		In the case of an Adjusted Property, such items shall

		(i)	first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

		(ii)	second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

	(b)		any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(3) all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

C. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall, subject to any agreements between the Partnership and a Partner, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

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EXHIBIT D

NOTICE OF EXCHANGE

The undersigned hereby irrevocably (i) exchanges _________ Class B Partnership Units in GADSDEN GROWTH PROPERTIES, L.P. in accordance with the terms of the Agreement of Limited Partnership of GADSDEN GROWTH PROPERTIES, L.P., as amended, and the Exchange Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Shares Amount (as determined by the General Partner) deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such exchange and surrender.

Dated: ____________	Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

IF SHARES ARE TO BE ISSUED, ISSUE TO:

IF SHARES ARE TO BE ISSUED, ISSUE TO

Name:_________________________________

Social Security or tax identifying number:_________________________________________

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EXHIBIT E

FORM OF DRO REGISTRY

PART I DRO PARTNERS	DRO AMOUNT
PART II DRO PARTNERS

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